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                                                                   Exhibit 10.25

                   CONFIDENTIAL AGREEMENT AND GENERAL RELEASE

     This Confidential Agreement and General Release (this "Agreement") confirms the following understandings and agreements between United States Cellular Corporation ("USCC") and Richard Goehring (hereinafter referred to as "you" or "your" or "Employee").

     1. (a) You are hereby being notified that your employment by USCC is being terminated. Your employment by USCC will terminate on May 31, 2003 (the "Termination Date"). In order to facilitate your transition from employment by USCC, USCC is providing you with a period of transition of employment (the "Transition Period") which will commence on March 1, 2002 (the "Commencement Date") and end on May 31, 2002 and a Notice Period ("Notice Period") of employment which will begin on June 1, 2002 and end on May 31, 2003. During the Transition Period you will continue to be an employee of USCC and will transition your responsibilities to Michael Irizarry. During the Notice Period, you will continue to be an employee of USCC and will make yourself available for any assignments that senior leadership of USCC, or senior leadership of its parent or affiliated companies may deem appropriate. In consideration of your covenants set forth in this Agreement, including the general release set forth in paragraph 3 of this Agreement, and provided that you do not revoke this Agreement pursuant to paragraph 7 of this Agreement, the following payments and benefits will be provided to you by USCC:

          (i) During the Transition and Notice Periods USCC will continue to pay to you your base salary as of the Commencement Date. Such payment will be made in installments in accordance with USCC's payroll policy and will be subject to any payroll or other taxes required to be withheld under applicable law.

          (ii) Except as otherwise provided in this paragraph 1(a)(ii), during the Transition and Notice Periods you will be entitled to participate in those retirement, welfare and fringe benefit plans maintained by USCC in which you were entitled to participate immediately prior to the Commencement Date, subject to the terms of the relevant plans and subject to such changes thereto as are generally applicable to the employees of USCC from time to time.

          (iii) During the Notice Period you will not accrue additional vacation time.

          (iv) During the Notice Period you will continue to have the right to exercise, in accordance with the provisions of the United States Cellular Corporation 1998 Long-Term Incentive Program (the "Plan") and any stock option agreements thereunder (the "Stock Option Agreements"), those stock options which were previously granted to you under the Plan, that are exercisable as of the date of such exercise and that otherwise have not expired in accordance with the provisions of the Plan or the Stock Option Agreements. (See Schedule A) USCC will seek Board approval to extend your right to exercise these stock options up to and including ninety (90) days after the Termination Date. All stock options granted to you under the Plan which are not exercisable on or prior to the Termination Date will be cancelled on the Termination Date, subject to any contrary provision of the Plan or the relevant Stock Option Agreement. You will not be entitled to receive any additional stock options on or after the Commencement Date.

          (v) You will become the owner of the performance shares granted to you under the United States Cellular Corporation 1998 Long-Term Incentive Program (the "Plan") which during the Notice Period becomes nonforfeitable in accordance with the provisions of the Plan or any restricted stock agreements thereunder (the "Restricted Stock Agreement", see Schedule A). All performance shares granted to you under the Plan which do not become nonforfeitable on or prior to the Termination Date will be forfeited on the Termination Date, subject to any contrary provision of the Plan or the relevant Restricted Stock Agreement. You will not be entitled to receive any additional restricted stock on or after the Commencement Date.

          (vi) You will be eligible to receive your target bonus for the year 2002 but will not participate in such a plan for the year 2003. Your 2002 target bonus will be paid in March, 2003 and will be computed at 40% of your base salary.

          (vii) USCC will pay you a lump sum of $16,452.72, the equivalent of premium expenses you will incur should you elect to continue your health benefits via COBRA payments through December 1, 2004. Applicable deductions will be made or a 1099 form will be filed as required by law.

          (viii) You will be allowed to keep the USCC computer you are currently using.

          (ix) After the Termination Date, and beginning June 1, 2003 you will be engaged as a consultant for a period up to and including May 31, 2005 ("Consulting Period"). During this Consulting Period you will be engaged as an independent contractor (and not a USCC employee) to provide up to 100 hours of consulting services for USCC or its parent and affiliated companies for a guaranteed annual fee of $30,000, plus reimbursement for whatever reasonable out-of-pocket expenses you incur. Additional consulting hours would be reimbursed at a rate of $300 per hour.

          (x) Your Deferred Compensation Account from September 25, 2000 Agreement ("Executive Deferred Compensation Agreement Phantom Stock Account") will be paid upon your Termination Date (May 31, 2003) and will include all bonus deferrals and all company match amounts credited to the Deferred Compensation Account. This will be paid as a lump sum of 2,929 shares of common stock of the Company and cash equal to the Fair Market Value of the fractional shares (.45 shares).

     2. You agree to resign, effective as of the Commencement Date, from any offices that you hold with USCC or any of its affiliates and from membership on any committees of USCC or any of its affiliates.

     3. (a) In consideration of the payments and benefits described in paragraph 1(a) above, you, for and on behalf of yourself and your heirs, administrators, executors, and assigns, effective the date hereof, agree not to sue and do fully and forever release and discharge USCC, including its direct and indirect parents, subsidiaries and affiliates, together with their respective officers, directors, partners, shareholders, employees and agents, and the predecessors, successors or assigns of any of them (hereinafter referred to as the "Released Parties"), from any and all claims which you had, may have had, or now have against the Released Parties, for or by reason of any matter, cause or thing whatsoever, including any claim arising out of or attributable to your employment or the termination of your employment with USCC, including but not limited to claims of breach of contract, wrongful termination, unjust dismissal, defamation, libel or slander, or under any federal, state or local law dealing with discrimination based on age, race, sex, national origin, handicap, religion, disability or sexual preference. This release of claims includes, but is not limited to, all claims arising under Title VII of the Civil Rights Act, the Americans with Disabilities Act, the Civil Rights Act of 1991, the Family Medical Leave Act, the Equal Pay Act, state fair employment, human rights and/or civil rights laws, and all other federal, state and local labor and anti-discrimination laws, the common law and any other purported restriction on an employer's right to terminate the employment of employees.

          (b) You specifically release all claims under the Age Discrimination in Employment Act relating to your employment and its termination.

          (c) You further agree to sign on your Termination Date a release containing language similar to that set forth in Paragraphs 3(a), 3(b) and 7.

     4. You understand and agree that the payments and benefits provided herein include payments and benefits to which you would not have otherwise been entitled. You further understand that the purpose of this Agreement is to assure USCC that in return for such payments and benefits, it will not be put to the expense and inconvenience of defending any claim, charge, or lawsuit asserted by you in connection with your employment or your separation.

     5. You agree to return to USCC promptly after the Commencement Date all Company property, including without limitation, mailing lists, reports, files, memoranda, records, credit cards, door and file keys, computer access codes or disks and instructional manuals, and other physical or personal property which you received or prepared or helped prepare in connection with your employment with USCC, and that you will not retain any copies, duplicates, reproductions or excerpts thereof.

     6. During the Transition, Notice and Consulting Periods, you agree to cooperate with USCC and its financial and legal advisors in any legal, internal or business matters, as reasonably requested from time to time by USCC with due regard to your other commitments.

     7. You acknowledge that you have read this Agreement in its entirety, fully understand its meaning and are executing this Agreement voluntarily and of your own free will with full knowledge of its significance. You acknowledge that you are not waiving rights or claims that may arise after the date this Agreement is executed. You acknowledge that you have had twenty-one (21) days to consider this Agreement and that you have been advised by USCC to consult with an attorney prior to executing this Agreement. You have the right to revoke this Agreement for a period of seven days following your execution of it by giving written notice of same to USCC.

     8. You shall not disclose this Agreement or any of its terms to anyone other than your attorneys, accountants, tax advisors, financial advisors and immediate family, unless called on by a court order or subpoena to do so; and if so called on will give immediate notice of such order or subpoena to USCC to the attention of Donald Crockford, 8410 West Bryn Mawr,


                                       3
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Suite 700, Chicago, Illinois 60631 or USCC's then-current or last-known address or to USCC's attorney, Adrianne C. Mazura, of Piper Marbury Rudnick & Wolfe, 203 North LaSalle Street, Suite 1800, Chicago, Illinois 60601. You further agree that in accordance with USCC's policies, you shall hold any and all confidential and proprietary information about USCC or its affiliates or their customers in strict confidence. You also agree that you will not make, in writing or orally, any false statements about USCC or its affiliates to their customers, prospective customers, or any other third party.

     9. In the event that any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. Moreover, if any one or more of the provisions contained in this Agreement is held to be excessively broad as to duration, scope, activity or subject, such provisions will be construed by limiting and reducing them so as to be enforceable to the maximum extent compatible with applicable law.

     10. Nothing herein shall be deemed to constitute an admission of wrongdoing by you, USCC or any of the other Released Parties. Neither this Agreement nor any of its terms shall be used as an admission or introduced as evidence as to any issue of law or fact in any proceeding, suit or action, other than an action to enforce this Agreement.

     11. The terms contained in this Agreement constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior negotiations, representations or agreements relating thereto whether written or oral with the exception of any agreements concerning confidentiality, trade secrets, or any nonsolicitation, nonservicing or noncompetition agreements, all of which agreements shall remain in full force and effect, and are hereby confirmed and ratified. You represent that in executing this Agreement, you have not relied upon any representation or statement not set forth herein. No amendment or modification of this Agreement shall be valid or binding upon the parties unless in writing and signed by both parties.

     You acknowledge that you have read this Agreement and fully understand its terms. You further acknowledge that you have signed this Agreement as your voluntary act and without coercion or force of any kind whatsoever.


BY EMPLOYEE:                                 UNITED STATES
                                             CELLULAR CORPORATION

                                             BY:
-----------------------------                    -------------------------------
RICHARD GOEHRING

DATE:                                        DATE:
      -----------------------                      -----------------------------


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                                   SCHEDULE A

LTIP
                         CURRENT STOCK PRICE (2/25/02)
STOCK OPTIONS            $  39.10

------------------------------------------------------------------------------------------------------------------
                                                                             5/31/03 Value
                                                                            (assuming stock
     Award Date         # of Options      Option Price      Vest Date      price is unchanged      Estimated Value
                                                                              from today)
------------------------------------------------------------------------------------------------------------------
5/14/97                     1,920             $25.25        3/31/02                $26,592                 $26,592
------------------------------------------------------------------------------------------------------------------
3/31/98                     1,920             $33.94        3/31/02                 $9,907                  $9,907
3/31/98                     1,920             $33.94        3/31/03                 $9,907                  $9,907
------------------------------------------------------------------------------------------------------------------
3/31/99                     1,920             $44.00        3/31/02                -$9,408         $0 - underwater
3/31/99                     1,920             $44.00        3/31/03                -$9,408         $0 - underwater
------------------------------------------------------------------------------------------------------------------
3/31/00                       952             $71.00        3/31/02               -$30,389         $0 - underwater
3/31/00                       953             $71.00        3/31/03               -$30,401         $0 - underwater
------------------------------------------------------------------------------------------------------------------
5/8/01                      3,320             $64.16        3/31/02               -$83,199         $0 - underwater
5/8/01                      3,320             $64.16        3/31/03               -$83,199         $0 - underwater
------------------------------------------------------------------------------------------------------------------

                                                        Estimated Total Stock Option Value                 $46,406



RESTRICTED STOCK

------------------------------------------------------------------------------------------------------------------
                                                                             5/31/03 Value
                                                                            (assuming stock
     Award Date         # of Options      Option Price      Vest Date      price is unchanged      Estimated Value
                                                                              from today)
------------------------------------------------------------------------------------------------------------------
3/31/99                     2,938                N/A        3/31/02            $114,875.80            $114,875.80
------------------------------------------------------------------------------------------------------------------
3/31/00                     1,753                N/A        3/31/03             $68,542.30             $68,542.30
------------------------------------------------------------------------------------------------------------------

                                             Estimated Total Restricted Stock Option Value               $183,418